Chembio Appoints Dr. Gary Meller and Gerald Eppner, Esq. to its Board

Healthcare Executive and Senior Counsel to Contribute to Next Phase of Company’s Growth

MEDFORD, N.Y.--(BUSINESS WIRE)-- --Chembio Diagnostics, Inc. (OTCBB: CEMI) announced today that it has appointed Gary Meller, MD and Gerald Eppner, Esq. as independent members of its Board of Directors.

Dr. Meller is a physician and businessman based in Florida who is currently President of CommSense Inc. which consults on health service operations, strategy, new product development and technology to clients worldwide. Dr. Meller has held various positions at leading hospitals and healthcare organizations, board and advisory positions with medical products and service companies, and has been published extensively on a wide array of medical subjects.

Mr. Eppner has been practicing law in New York City for more than 35 years, concentrating on emerging growth companies, particularly those in medical and technological industries. He retired recently as a partner in the firm, and currently serves as Senior Counsel to that firm

“I am pleased that we were able to attract such experienced and accomplished executives to our Board of Directors,” said Chembio's President, Lawrence A. Siebert. “Gary Meller and Gerald Eppner have distinguished accomplishments in their respective fields of expertise and their involvement as directors will be extremely helpful as we continue to build our company.”

Prior to joining CommSense, Dr. Meller was the founder of the North American division of NextEdLtd., a leading Internet educational services company in the Asia Pacific region. Dr. Meller also has been Vice President of Physician Services at Holy Cross Hospital, Founder and Director of Broward Medical Group and held various positions at Humana, including Associate Executive Director, Humana Hospital Biscayne.

Dr. Meller was awarded his MBA from the Harvard University School of Business Administration and his Doctor of Medicine from the University of New Mexico.

In his role as Senior Counsel to Cadwalader, Wickersham &Taft, Gerald Eppner conducts a broad domestic and international securities and corporate law practice in the firm’s New York office. With more than five years of service on the staff of the Securities and Exchange Commission in Washington D.C., including a year as legal assistant to the Chairman, and over 35 years in private practice in New York City, Mr. Eppner has experience in virtually every aspect of practice under the Federal securities laws, with particular emphasis on equity capital raising activities and business combinations.

Mr. Eppner received his B.S. in Mechanical Engineering (with honors) in 1959 and his M.S. in Management Engineering in 1960 from Rensselaer Polytechnic Institute. He graduated with honors from the National Law Center of the George Washington University with a J.D. degree in 1963, where he was an Editor of the Law Review and was admitted to The Order of the Coif.

ABOUT CHEMBIO

Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various indications, including HIV, Tuberculosis and BSE (a.k.a. Mad Cow Disease). References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. Chembio's telephone number is 631-924-1135. Email can be directed to info@chembio.com. Additional information can be found at www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC").

Contact:

CEOcast, Inc. for Chembio Diagnostics
Ed Lewis, 212-732-4300, ext. 225